Exhibit 99.1
Upstart Announces Third Quarter 2022 Results

SAN MATEO, Calif. – November 8, 2022 – Upstart Holdings, Inc. (NASDAQ: UPST), a leading artificial intelligence (AI) lending marketplace, today announced financial results for its third quarter of fiscal year 2022 ended September 30, 2022. Upstart will host a conference call and webcast at 1:30 p.m. Pacific Time today. An earnings presentation and link to the webcast are available at ir.upstart.com.

“We’re eyes wide open to the challenges of the current macroeconomy, and determined to make the decisions that will optimize for the long-term success of Upstart,” said Dave Girouard, co-founder and CEO of Upstart. “With a healthy balance sheet, robust unit economics, and strong pricing power, we believe that we’re well positioned to navigate an extended period of economic uncertainty while continuing to invest strategically in future growth.”

Third Quarter 2022 Financial Highlights
•Revenue. Total revenue was $157 million, a decrease of 31% from the third quarter of 2021. Total fee revenue was $179 million, a decrease of 15% year-over-year.

•Transaction Volume and Conversion Rate. Bank partners originated 188,519 loans, totaling $1.9 billion, across our platform in the third quarter, down 48% from the same quarter of the prior year. Conversion on rate requests was 10% in the third quarter of 2022, down from 23% in the same quarter of the prior year.

•Income (Loss) from Operations. Loss from operations was ($58.1) million, down from $28.6 million the prior year.

•Net Income (Loss) and EPS. GAAP net income (loss) was ($56.2) million, down from $29.1 million in the third quarter of 2021. Adjusted net income (loss) was ($19.3) million, down from $57.4 million in the same quarter of the prior year. Accordingly, GAAP diluted earnings per share was ($0.69), and diluted adjusted earnings per share was ($0.24) based on the weighted-average common shares outstanding during the period.

•Contribution Profit. Contribution profit was $96.0 million, up 0.1%year-over-year in the third quarter of 2022, with a contribution margin of 54% compared to a 46% contribution margin in the same quarter of the prior year.

•Adjusted EBITDA. Adjusted EBITDA was ($14.4) million, down from $59.1 million in the same quarter of the prior year. The third quarter 2022 adjusted EBITDA margin was (9%) of total revenue, down from 26% in the same quarter of 2021.

•Share Repurchases. Upstart repurchased 931 thousand shares of UPST totaling approximately $25 million.

Financial Outlook
For the fourth quarter of 2022, Upstart expects:
•Revenue of approximately $125 to $145 million
◦Revenue from fees of approximately $160 million
◦Net interest income of approximately ($25) million
•Contribution Margin of approximately 54%
•Net Income of approximately ($87) million
•Adjusted Net Income of approximately ($40) million
•Adjusted EBITDA of approximately ($35) million
•Basic Weighted-Average Share Count of approximately 82.0 million shares
•Diluted Weighted-Average Share Count of approximately 89.3 million shares

Upstart has not reconciled the forward-looking non-GAAP measures above to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

Key Operating Metrics and Non-GAAP Financial Measures
For a description of our key operating measures, please see the section titled “Key Operating Metrics” below.

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled "About Non-GAAP Financial Measures” below.

Conference Call and Webcast
•Live Conference Call and Webcast at 1:30 p.m. PT on November 8, 2022. To access the call in the U.S. and Canada, dial +1 888-394-8218, conference code 9397069, and outside of the U.S. and Canada, dial +1 323-994-2093, conference code 9397069. A webcast is available at ir.upstart.com.
•Event Replay. To replay the call in the U.S. and Canada, dial +1 888-203-1112 (code 9397069), and outside of the U.S. and Canada, dial +1 719-457-0820 (code 9397069). A call replay is available through November 15, 2022. The webcast will be archived for one year at ir.upstart.com.

About Upstart
Upstart is a leading AI lending marketplace partnering with banks and credit unions to expand access to affordable credit. By leveraging Upstart's AI marketplace, Upstart-powered banks and credit unions can have higher approval rates and lower loss rates across races, ages and genders, while simultaneously delivering the exceptional digital-first lending experience their customers demand. More than two-thirds of Upstart loans are approved instantly and are fully automated. Upstart was founded by ex-Googlers in 2012 and is based in San Mateo, California and Columbus, Ohio.

Press
press@upstart.com

Investors
Jason Schmidt
Vice President, Investor Relations
ir@upstart.com

Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to, statements regarding economic uncertainty, our long-term success, our future growth and our outlook for the fourth quarter of 2022. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", "intend", "target", "aim", "believe", "may", "will", "should", "becoming", "look forward", "could", "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements give our current expectations and projections relating to our financial condition; macroeconomic factors; plans; objectives; product development; growth opportunities; assumptions; risks; future performance; business; investments; and results of operations, including revenue, contribution margin, net income (loss), non-GAAP adjusted net income (loss), adjusted EBITDA, adjusted EBITDA margin, basic weighted-average share count and diluted weighted-average share count. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. Upstart undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. More information about factors that could affect our results of operations and risks and uncertainties are provided in our public filings with the Securities and Exchange Commission, copies of which may be obtained by visiting our investor relations website at www.upstart.com or the SEC’s website at www.sec.gov.

These risks and uncertainties include, but are not limited to, our ability to sustain our growth rates from recent years; our ability to manage the adverse effects of macroeconomic conditions and disruptions in the credit markets, including inflation and related monetary policy changes, such as increasing interest rates; our ability to access sufficient loan funding, including in the securitization and whole loan sale markets; the effectiveness of our credit decisioning models and risk management efforts; geopolitical events, such as the Russia-Ukraine conflict; disruptions in the credit markets; our ability to retain existing, and attract new, bank partners and lenders; and our ability to operate successfully in a highly-regulated industry.

Key Operating Metrics
We review a number of operating metrics, including transaction volume, dollars; transaction volume, number of loans; and conversion rate to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions.
We define “transaction volume, dollars” as the total principal of loans transacted on our platform between a borrower and the originating bank during the period presented. We define “transaction volume, number of loans” as the number of loans facilitated on our platform between a borrower and the originating bank during the period presented. We believe these metrics are good proxies for our overall scale and reach as a platform.
We define “conversion rate” as the number of loans transacted in a period divided by the number of rate inquiries received that we estimate to be legitimate, which we record when a borrower requests a loan offer on our platform. We track this metric to understand the impact of improvements to the efficiency of our borrower funnel on our overall growth.

About Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of contribution profit, contribution margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), and adjusted net income (loss) per share are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation and certain payroll tax expense, warrant expenses, depreciation, amortization, and other non-operating expenses. We exclude stock-based compensation and income and expense on warrants and other non-operating expenses because they are non-cash in nature and excluded in order to facilitate comparisons to other companies’ results.

We believe non-GAAP information is useful in evaluating the operating results, ongoing operations, and for internal planning and forecasting purposes. We also believe that non-GAAP financial measures provide consistency and comparability with past financial performance and assist investors with comparing Upstart to other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. Non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies.

Key limitations of our non-GAAP financial measures include:

•    Contribution Profit is not a GAAP financial measure of, nor does it imply, profitability. Even if our revenue exceeds variable expenses over time, we may not be able to achieve or maintain profitability, and the relationship of revenue to variable expenses is not necessarily indicative of future performance;
•    Contribution Profit does not reflect all of our variable expenses and involves some judgment and discretion around what costs vary directly with loan volume. Other companies that present contribution profit calculate it differently and, therefore, similarly titled measures presented by other companies may not be directly comparable to ours;
•    Although depreciation expense is a non-cash charge, the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•    Adjusted EBITDA excludes stock-based compensation expense and certain employer payroll taxes on employee stock transactions. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy. The amount of employer payroll tax-related expense on employee stock transactions is dependent on our stock price and other factors that are beyond our control and which may not correlate to the operation of the business;
•    Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us;
•    The expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included below.

UPSTART HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	December 31,	September 30,
	2021	2022
Assets
Cash	$986,608	$683,970
Restricted cash	204,633	145,956
Loans (at fair value)	252,477	700,455
Property, equipment, and software, net	24,259	40,990
Operating lease right of use assets	96,118	87,475
Non-marketable equity securities	40,000	41,000
Goodwill	67,062	67,062
Intangible assets, net	19,906	16,700
Other assets (includes $26,676 and $40,496 at fair value as of December 31, 2021 and September 30, 2022, respectively)	129,392	131,702
Total assets	$1,820,455	$1,915,310
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$6,563	$10,916
Payable to investors	107,598	93,844
Borrowings	695,432	918,917
Accrued expenses and other liabilities (includes $13,095 and $10,011 at fair value as of December 31, 2021 and September 30, 2022, respectively)	103,418	73,647
Operating lease liabilities	100,366	99,418
Total liabilities	1,013,377	1,196,742
Stockholders’ equity:
Common stock, $0.0001 par value; 700,000,000 shares authorized; 83,659,665 and 81,831,178, shares issued and outstanding as of December 31, 2021 and September 30, 2022, respectively	8	8
Additional paid-in capital	740,849	705,741
Retained earnings	66,221	12,819
Total stockholders’ equity	807,078	718,568
Total liabilities and stockholders’ equity	$1,820,455	$1,915,310

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME (LOSS)
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2022	2021	2022
Revenue:
Revenue from fees, net	$210,421	$179,348	$513,888	$751,675
Interest income and fair value adjustments, net	18,029	(22,115)	29,853	(56,144)
Total revenue	228,450	157,233	543,741	695,531
Operating expenses:
Sales and marketing	93,346	56,362	218,638	295,023
Customer operations	34,978	45,028	76,530	144,507
Engineering and product development	37,085	66,182	87,504	173,218
General, administrative, and other	34,442	47,752	80,602	138,148
Total operating expenses	199,851	215,324	463,274	750,896
Income (loss) from operations	28,599	(58,091)	80,467	(55,365)
Other income (expense)	(754)	1,880	(6,003)	2,018
Net income (loss) before income taxes	27,845	(56,211)	74,464	(53,347)
(Benefit) provision for income taxes	(1,268)	12	(2,035)	55
Net income (loss)	$29,113	$(56,223)	$76,499	$(53,402)

Net income (loss) per share, basic	$0.37	$(0.69)	$1.00	$(0.64)
Net income (loss) per share, diluted	$0.30	$(0.69)	$0.81	$(0.64)
Weighted-average number of shares outstanding used in computing net income (loss) per share, basic	79,392,600	81,672,099	76,586,395	83,236,131
Weighted-average number of shares outstanding used in computing net income (loss) per share, diluted	96,057,210	81,672,099	94,165,325	83,236,131

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2021	2022
Cash flows from operating activities
Net income (loss)	$76,499	$(53,402)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Change in fair value of financial instruments	(5,839)	71,056
Stock-based compensation	50,125	92,035
Gain on loan servicing arrangement, net	(4,223)	(23,770)
Depreciation and amortization	4,984	9,859
Non-cash interest expense	990	2,294
Net changes in operating assets and liabilities:
Purchase of loans for immediate resale	(5,872,988)	(5,519,116)
Proceeds from immediate resale of loans	5,872,988	5,519,116
Purchase of loans held-for-sale	(80,305)	(1,459,528)
Principal payments received for loans held-for-sale	4,398	104,049
Proceeds from sale of loans held-for-sale	90,537	854,991
Other assets	(22,806)	8,719
Operating lease liability and right-of-use asset	1,028	7,695
Accounts payable	(4,556)	3,446
Payable to investors	38,811	(13,754)
Accrued expenses and other liabilities	29,854	(25,494)
Net cash provided by (used in) operating activities	179,497	(421,804)

Cash flows from investing activities
Purchase of loans held-for-investment	(92,738)	(55,294)
Proceeds from sale of loans held-for-investment	10,793	11,993
Principal payments received for loans held-for-investment	14,722	27,711
Principal payments received for notes receivable and repayments of residual certificates	9,115	5,508
Purchase of non-marketable equity security	(40,000)	(1,000)
Purchase of property and equipment	(4,956)	(7,088)
Capitalized software costs	(4,476)	(10,842)
Acquisition, net of cash acquired	(16,561)	—
Net cash used in investing activities	(124,101)	(29,012)

Cash flows from financing activities
Repurchases of common stock	—	(150,070)
Proceeds from secondary offering, net of underwriting discounts, commissions, and offering costs	263,931	—
Proceeds from borrowings	667,081	430,270
Payment of debt issuance costs	(15,727)	—
Purchase of capped calls	(58,523)	—
Taxes paid related to net share settlement of equity awards	(236)	(8)
Repayments of borrowings	(65,412)	(209,079)
Proceeds from issuance of common stock under employee stock purchase plan	4,145	7,662

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2021	2022
Proceeds from exercise of stock options	9,773	10,726
Net cash provided by financing activities	805,032	89,501
Change in cash and restricted cash	860,428	(361,315)
Cash and restricted cash at beginning of period	311,333	1,191,241
Cash and restricted cash at end of period	$1,171,761	$829,926

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2022	2021	2022
Revenue from fees, net	$210,421	$179,348	$513,888	$751,675
Income (loss) from operations	28,599	(58,091)	80,467	(55,365)
Operating Margin	14%	(32)%	16%	(7)%
Sales and marketing, net of borrower acquisition costs(1)	$6,239	$10,348	$14,476	$31,910
Customer operations, net of borrower verification and servicing costs(2)	7,577	7,706	15,201	20,728
Engineering and product development	37,085	66,182	87,504	173,218
General, administrative, and other	34,442	47,752	80,602	138,148
Interest income and fair value adjustments, net	(18,029)	22,115	(29,853)	56,144
Contribution Profit	$95,913	$96,012	$248,397	$364,783
Contribution Margin	46%	54%	48%	49%
_________
(1)Borrower acquisition costs were $87.1 million and $46.0 million for the three months ended September 30, 2021 and 2022, respectively, and were $204.2 million and $263.1 million for the nine months ended September 30, 2021 and 2022, respectively. Borrower acquisition costs consist of our sales and marketing expenses adjusted to exclude costs not directly attributable to attracting a new borrower, such as payroll-related expenses for our business development and marketing teams, as well as other operational, brand awareness and marketing activities.
(2)Borrower verification and servicing costs were $27.4 million and $37.3 million for the three months ended September 30, 2021 and 2022, respectively, and were $61.3 million and $123.8 million for the nine months ended September 30, 2021 and 2022, respectively. Borrower verification and servicing costs consist of payroll and other personnel-related expenses for personnel engaged in loan onboarding, verification and servicing, as well as servicing system costs. It excludes payroll and personnel-related expenses and stock-based compensation for certain members of our customer operations team whose work is not directly attributable to onboarding and servicing loans.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2022	2021	2022
Total revenue	$228,450	$157,233	$543,741	$695,531
Net income (loss)	29,113	(56,223)	76,499	(53,402)
Net Income (loss) Margin	13%	(36)%	14%	(8)%
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	$28,333	$36,957	$59,448	$93,721
Depreciation and amortization	2,185	3,724	4,984	9,859
Expense on convertible notes	776	1,172	807	3,511
(Benefit) provision for income taxes	(1,268)	12	(2,035)	55
Acquisition-related costs	—	—	1,237	—
Adjusted EBITDA	$59,139	$(14,358)	$140,940	$53,744
Adjusted EBITDA Margin	26%	(9)%	26%	8%
_________
(1)Excludes the amount of employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2022	2021	2022
Net income (loss)	$29,113	$(56,223)	$76,499	$(53,402)
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	28,333	36,957	59,448	93,721
Acquisition-related costs	—	—	1,237	—
Adjusted Net Income (Loss)	$57,446	$(19,266)	$137,184	$40,319
Net income (loss) per share:
Basic	$0.37	$(0.69)	$1.00	$(0.64)
Diluted	$0.30	$(0.69)	$0.81	$(0.64)
Adjusted Net Income (Loss) per Share:
Basic	$0.72	$(0.24)	$1.79	$0.48
Diluted	$0.60	$(0.24)	$1.46	$0.43
Weighted-average common shares outstanding:
Basic	79,392,600	81,672,099	76,586,395	83,236,131
Diluted	96,057,210	81,672,099	94,165,325	92,991,590
_________
(1)Excludes the amount of employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.